EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Terra Tech Corp.:

We consent to incorporation by reference on Form S-3, Registration Statement Under the Securities Act of 1933 of Terra Tech Corp. of our audit report dated March 31, 2014, with respect to the Consolidated Balance Sheet of Terra Tech Corp. as of December 31, 2013 and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for the year then ended.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
April 17, 2014